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                                                    EXHIBIT 10.86

     This Consent To Assignment Of Equipment Lease Agreement
("Consent") is entered into as of this 12th day of January, 1999, by and between William Ciralsky (the "Lessor") and TPSS
Acquisition Corporation (the "Assignee").

                            RECITALS

     WHEREAS, the Lessor is the lessor under that certain
Equipment Lease Agreement dated as of June 1, 1998 with Toledo
Pickling and Steel Sales, Inc. ("Toledo Pickling") as the lessee for a Herr-Voss .25 inch maximum level line (the "Lease");

     WHEREAS, Toledo Pickling is selling certain of its assets to Assignee and in connection therewith desires to assign its rights and obligations under the Lease to Assignee;

     WHEREAS, in connection with the assignment of the Lease, the Assignee requires that this Consent be executed by the Lessor;
and

     WHEREAS, the Lessor desires to have the Assignee as the obligor on the Lease.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  The Lessor consents to the assignment by Toledo
Pickling of the Lease to the Assignee and, subject to Section 3 hereof, Lessor and Assignee agree that the Assignee shall have all rights and obligations of the Lessee under the Lease.

     Section 2. The Assignee agrees to assume, discharge and perform all obligations of the Lessee under the Lease.

     Section 3. Notwithstanding the provisions of Section 9 of the Lease, the Assignee shall not be responsible for any portion of any federal, state or local sales, use, excise, personal property or other taxes or governmental assessments, fees or charges imposed on or in connection with the Equipment (as that term is defined in the Lease) or on the lease, use, ownership or possession thereof pursuant to the Lease, which relates to any period prior to the date of this Consent.

     Section 4. The Lessor represents that the Lease is not in default and is in full force and effect in accordance with its terms as of the date hereof.


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     Section 5.  Except as modified by this Consent, the Lease
shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have caused this Consent to be executed on their behalf as of the date first above written


/s/ William Ciralsky
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William Ciralsky



TPSS Acquisition Corporation


By:  /s/ Richard D. Bailey
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Name: Richard D. Bailey
Title: President